NEWS RELEASE

T. ROWE PRICE TO LOWER EXPENSES ACROSS TARGET DATE LINEUP
AND EXPAND OFFERING WITH NEW BLEND FUND SERIES

Fee reductions effective July 1; new Retirement Blend series expands strategy that combines active and passive management to wider audience

Firm launches marketing campaign to demonstrate how its target date investing approach is designed to help clients achieve retirement goals

Baltimore: May 24, 2021
NEWS
T. Rowe Price Group, Inc. (NASDAQ-GS: TROW), a market leader in retirement and target date investing and the only target date manager with a “High” rating on Morningstar’s predictive pillars of People, Process, and Parenti, announced that it will reduce expenses across its suite of target date mutual funds and trusts. T. Rowe Price also filed a new series of target date funds for registration with the Securities and Exchange Commission (SEC) today and has launched a marketing campaign, centered on the theme “Retirement. Meet Your Match,” to promote how the breadth of the firm’s target date solutions can help investors meet their unique retirement goals.

Fee reductions on all T. Rowe Price’s target date portfolios will take effect on July 1, 2021. The new Retirement Blend Fund series is expected to be available publicly on or about July 28, 2021 and will offer Investor Class and I Class shares across all vintages, from 2005-2065.

QUOTES

Wyatt Lee, portfolio manager and head of Target Date Strategies, Multi-Asset

“We understand everyone’s path to retirement is different, and we look forward to delivering greater choice and value to the target date marketplace through these lower fees and the new Retirement Blend Funds. As long-established leaders in retirement and target date investing, we have tremendous conviction in our approach to managing target date assets and we are pleased to extend our offering to a wider base of retirement investors, plan sponsors, and advisors.”

Sébastien Page, global head of Multi-Asset

“Target date strategies are the core of many investors’ retirement portfolios today because of their simplicity, efficiency, and value. T. Rowe Price has always focused on delivering investment excellence to our clients and the changes we’re announcing today will add more choice and improved pricing to what we believe is already a robust selection of target date and multi-asset portfolios.”

Robert Higginbotham, head of Global Distribution

“The retirement savings gap worldwide remains a challenge, compounded by uncertainties in the financial markets and the diverse range of needs and preferences among retirement investors, plan sponsors, and advisors. We’re pleased to help our clients pursue their retirement outcomes by expanding our target date lineup further and offering it at an even greater value.”

DETAILS

Fee Reductions

T. Rowe Price filed prospectus supplements with the SEC today to lower fees on its existing target date portfolios. The expense reductions vary depending on the specific product type and vintage. Overall, the resulting asset-weighted average fee reduction, based upon assets under management as of March 31, 2021, is 6.3 basis points across mutual funds and 4.8 basis points across trusts. Specific fee changes vary across products. (A basis point is equal to one hundredth of one percent.)
The expense reductions announced today follow the firm’s establishment last April of a new unitary fee structure for all target date mutual funds, in which an all-inclusive management fee rate was set at the top level. As part of that restructuring, fees were reduced across the Retirement I Funds – I Class, Target Funds, and Retirement Income 2020 Fund.
The unitary fee structure for the target date mutual funds will remain in place and will reflect the updated fees beginning July 1, 2021. This top-down fee structure has enabled the firm to lower target date mutual fund fees without making underlying fund or allocation changes.
The overall investment approach and benchmarks for the Retirement and Target series remain unchanged.

Retirement Blend Funds

The new Retirement Blend Fund series expands T. Rowe Price’s target date lineup, allowing the firm to deliver value to clients while further broadening the range of solutions to help them achieve their retirement goals.

The Retirement Blend Funds will combine active and passive styles in selecting underlying investments. The Retirement Blend strategy has been in place at T. Rowe Price since 2018 but was previously only available in the collective investment trust (CIT) format. This mutual fund series will extend the Retirement Blend approach to a wider range of investors for whom a mutual fund is the preferred or most appropriate investment vehicle.

The Retirement Blend series will offer the value of active management, allowing the opportunity for excess return and greater diversification in market sectors where a fully passive management approach may not be appropriate, while also providing the market exposure and reduced costs common to a passive investment approach.

The Retirement Blend Funds will utilize the enhanced Retirement glide path and the same diversification, and tactical asset allocation as the Retirement suite. T. Rowe Price recently announced that its target date portfolios are undergoing a gradual transition to their enhanced glide paths; this transition began in April 2020 and is expected to take approximately two years to complete for all funds and trusts. Neither the Retirement Blend Funds launch nor the fee changes affect this transition process.

All of T. Rowe Price’s target date portfolios will continue to be managed by the same accomplished portfolio management team: Wyatt Lee, CFA, head of Target Date Strategies, and portfolio managers Kimberly DeDominicis and Andrew Jacobs van Merlen, CFA.

Registration Statements for the T. Rowe Price Retirement Blend 2005-2065 Funds have been filed with the Securities and Exchange Commission but are not yet effective. The information in the prospectuses is not complete and may be changed. We may not sell these funds until their registration statements are effective with the Securities and Exchange Commission. This is not an offer to sell these funds and is not soliciting an offer to buy these funds in any state where the offer or sale is not permitted.

ABOUT T. ROWE PRICE’S TARGET DATE FRANCHISE AND MULTI-ASSET DIVISION

T. Rowe Price established its first target date portfolios in 2002 and the firm has been an industry leader since that time. The firm’s target date portfolios are advised by its Multi-Asset Division, which managed $451 billion in multi-asset portfolios for retail and institutional clients as of April 30, 2021. According to Morningstar, T. Rowe Price is the largest manager of active target date products in the U.S., with $327.3 billion in active target date strategy assets under management, as of March 31, 2021.

The firm’s target date lineup includes two distinct suites with differing glide paths, offered as both mutual funds and collective investment trusts: the Retirement glide path is designed to support the need for lifetime income; the Target glide path is designed manage growth and volatility around retirement.

T. Rowe Price’s target date portfolios seek to provide investors with an age-appropriate, diversified portfolio that can carry an investor to and through retirement. One hundred percent (100%) of the Retirement Funds with 10-year track records outperformed their respective S&P Target Date Index over the 10-year period as of December 31, 2020. ii
Target date strategies have become important retirement investment vehicles for many individual investors and for a growing majority of those participating in defined contribution plans or other tax-deferred retirement savings programs. Target date portfolios attempt to address and balance investors’ exposure to three main risks: longevity risk, inflation risk, and market risk. These strategies can be an effective investment solution for investors who prefer to delegate their investment and asset allocation decisions to professional money managers.
MORNINGSTAR UPGRADE TO GOLD RATING
In February 2021, Morningstar upgraded T. Rowe Price’s Retirement Funds to a Gold analyst ratingiii, making T. Rowe Price the only target date manager investing primarily in active underlying funds to have a Gold analyst rating, the highest offered.iv The Morningstar accolade also made T. Rowe Price the only target date manager with a "High" rating on Morningstar's three predictive pillars of People, Process, and Parent.i

Download a prospectus or obtain one by calling 1-800-541-8803. The prospectus includes investment objectives, risks, fees, expenses, and other information that you should read and consider carefully before investing.

The principal value of the Retirement Funds and the Target Funds (collectively, the “target date funds”) is not guaranteed at any time, including at or after the target date, which is the approximate year an investor plans to retire (assumed to be age 65) and likely stop making new investments in the fund. If an investor plans to retire significantly earlier or later than age 65, the funds may not be an appropriate investment even if the investor is retiring on or near the target date. The target date funds’ allocations among a broad range of underlying T. Rowe Price stock and bond funds will change over time. The Retirement Funds emphasize potential capital appreciation during the early phases of retirement asset accumulation, balance the need for appreciation with the need for income as retirement approaches, and focus on supporting an income stream over a long-term postretirement withdrawal horizon. The Target Funds emphasize asset accumulation prior to retirement, balance the need for reduced market risk and income as retirement approaches, and focus on supporting an income stream over a moderate postretirement withdrawal horizon. The target date funds are not designed for a lump-sum redemption at the target date and do not guarantee a level of income. The key difference between the Retirement Funds and the Target Funds is the overall allocation to equity; although they each maintain significant allocations to equities both prior to and after the target date, the Retirement Funds maintain a higher equity allocation, which can result in greater volatility over shorter time horizons.

Past performance cannot guarantee future results. For the most recent fund performance, visit troweprice.com.

MORNINGSTAR ANALYST RATING™ FOR FUNDS METHODOLOGY

The Morningstar Analyst Rating™ for Funds is the summary expression of Morningstar’s forward-looking analysis of a fund. Morningstar analysts assign the ratings globally on a five-tier scale with three positive ratings of Gold, Silver, and Bronze, in addition to Neutral and Negative ratings. The Analyst Rating is based on the analyst’s conviction in the fund’s ability to outperform its peer group and/or relevant benchmark on a risk adjusted basis over the long term.

Morningstar’s global analyst team has identified three key areas that they believe are crucial to predicting the future success of strategies and their associated vehicles: People, Process and Parent. These three pillars form the spine of Morningstar’s research approach, and each of them is evaluated when assessing a fund. In so doing, Morningstar not only evaluates each pillar but also the interaction between them, which they believe is crucial to understanding a strategy’s overall merit.

More information on Morningstar’s Analyst Rating™ for Funds can be found here.

©2021 Morningstar. All Rights Reserved. The information contained herein: (1) is proprietary to Morningstar and/or its content providers; (2) may not be copied or distributed; and (3) is not warranted to be accurate, complete or timely. Neither Morningstar nor its content providers are responsible for any damages or losses arising from any use of this information. Past performance is no guarantee of future results.

T. Rowe Price Investment Services, Inc., distributor, T. Rowe Price mutual funds.

The T. Rowe Price Trusts and their underlying trusts (the “Trusts”) are not mutual funds. They are common trust funds established by T. Rowe Price Trust Company under Maryland banking law, and their units are exempt from registration under the Securities Act of 1933. Investments in the Trusts are not deposits or obligations of, or guaranteed by, the U.S. government or its agencies or T. Rowe Price Trust Company and are subject to investment risks, including possible loss of principal.

The “S&P Target Date Index” is a product of S&P Dow Jones Indices LLC, a division of S&P Global, or its affiliates (“SPDJI”), and has been licensed for use by T. Rowe Price. Standard & Poor’s® and S&P® are registered trademarks of Standard & Poor’s Financial Services LLC, a division of S&P Global (“S&P”); Dow Jones® is a registered trademark of Dow Jones Trademark Holdings LLC (“Dow Jones”); T. Rowe Price’s Products are not sponsored, endorsed, sold or promoted by SPDJI, Dow Jones, S&P, or their respective affiliates and none of such parties make any representation regarding the advisability of investing in such product(s) nor do they have any liability for any errors, omissions, or interruptions of the S&P Target Date Index.

An investment cannot be made in an index.

ABOUT T. ROWE PRICE
Founded in 1937, Baltimore-based T. Rowe Price Group, Inc. is a global investment management organization with $1.59 trillion in assets under management as of April 30, 2021. The organization provides a broad array of mutual funds, subadvisory services, and separate account management for individual and institutional investors, retirement plans, and financial intermediaries. The company also offers sophisticated investment planning and guidance tools. T. Rowe Price’s disciplined, risk-aware investment approach focuses on diversification, style consistency, and fundamental research. For more information, visit troweprice.com, Twitter, YouTube, LinkedIn, and Facebook sites.
CONTACT T. ROWE PRICE, PUBLIC RELATIONS

Bill Weeks
(914) 762-2858
Bill.Weeks@troweprice.com

Kim Francois
(443) 687-0249
Kim.Francois@troweprice.com

Bill Benintende
(443) 248-2424
Bill.Benintende@troweprice.com

Laura Parsons
(443) 472-2281
Laura.Parsons@troweprice.com

i Source: Morningstar, as of March 31, 2021.

ii Source: Morningstar Analyst Report on T. Rowe Price Retirement Funds, February 19, 2021: The 11 Retirement Funds with 10-year track records each topped its respective S&P Target-Date Index over the 10-year period as of December 31, 2020.

iii Morningstar’s Gold Analyst Rating upgrade applies to the T. Rowe Price Retirement. 2005-2060 Funds Investor Class, and the T. Rowe Price Retirement I 2005-2060 Funds - I Class. Analyst Ratings for other share classes or other T. Rowe Price target date series may differ. The 2065 vintage has not been rated due to its limited history.

iv Source: ©2021 Morningstar. All rights reserved. Peers in the Morningstar US Fund target date category not managed by T. Rowe Price having gold ratings are made up of either all passive underlying investments, or a blend of active and passive, with the majority of the underlying investments being passive. Based on holdings data as of March 31, 2020.